SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 16, 2014

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Community Bank Shares of Indiana, Inc.’s Special Meeting of Stockholders was held on December 16, 2014, at which a quorum was present.  At the meeting:

Proposal 1:  a proposal to issue up to 1,962,628 shares of Community Bank Shares of Indiana, Inc. (“Community”) stock in connection with the share exchange; 1,120,950 shares to be issued in private placements and up to 841,678 to be issued to First Financial Service Corporation shareholders in connection with the Agreement and Plan of Share exchange, dated as of April 21, 2014 was approved; and

Proposal 2:  a proposal to the adjourn the Community Special Meeting, if necessary, to permit Community to solicit additional proxies if there are insufficient votes to constitute a quorum or to approve the issuance of shares of Community common stock contemplate by item number 1 above, for which sufficient votes were cast to approve had it been necessary to solicit additional proxies.  As there were sufficient votes in attendance to constitute a quorum and Proposal 1 was approved, no formal action was necessary on Proposal 2.

Set forth below, with respect to each such matter, are the number of votes cast for or against and the number of abstentions.

	FOR	AGAINST	ABSTAINED

1. Issuance of Community shares.	2,118,824	70,103	23,678

2. Proposal to adjourn the Community Bank Shares of Indiana, Inc. Special Meeting, if necessary, to permit soliciting additional proxies.	2,119,407	78,849	14,349

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

EXHIBIT NO.

99.1 Community Bank Shares of Indiana, Inc. and First Financial Service Corporation Joint Press Release dated December 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: December 16, 2014	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer